                                   EXHIBIT 4.2


         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES LAWS.


                                     WARRANT

No.                                                         December 31, 2001


                  To Purchase _______ Shares of Common Stock of
        Ceco Environmental Corp., a New York corporation (the "Company")

     Number of Shares; Exercise Price; Term. This certifies that for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged __________________ ("Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time after the date hereof and at or prior to 11:59 p.m. Central Time, on December 31, 2006 (the "Expiration Time"), but not thereafter, to acquire from the Company, in whole or in part, from time to time, up to ________________________ (____________) fully paid and nonassessable shares (the "Shares") of common stock, $____ par value, of the Company ("Common Stock"), at a purchase price of $3.60 per share (the "Exercise Price"). The right to purchase all of the Shares under the Warrant shall vest immediately upon issuance of this Warrant. The number of Shares, type of security and Exercise Price are subject to adjustment as provided herein, and all references to "Common Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

     Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time, or from time to time, prior to the Expiration Time and after the time a registration statement registering the shares of Common Stock issuable upon exercise of this Warrant has been declared effective by the Securities and Exchange Commission, by the surrender of this Warrant and the Notice of Exercise annexed hereto, all duly completed and executed on behalf of the Holder, at the office of the Company in Toronto, Ontario, Canada (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) and upon payment of the Exercise Price for the Shares thereby purchased (by cash, certified or cashier's check, or wire transfer payable to the Company). Thereupon, the Holder as the holder of this Warrant, shall be entitled to receive from the Company a stock certificate in proper form representing the number of Shares so purchased, and a new Warrant in substantially identical form and dated as of such exercise for the purchase of that number of Shares equal to the difference, if any, between the number of Shares subject hereto and the number of Shares as to which this Warrant is so exercised.

     Issuance of Shares. Certificates for Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised in accordance with the terms hereof. All Shares that may be issued upon the exercise of this Warrant shall, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the Holder as the holder of the Warrant or taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that the Shares so issued shall be and shall for all purposes be deemed to have been issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof. The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, such number of Shares, equal to the number of such Shares purchasable upon the exercise of this Warrant.

     No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Warrant Share to which the Holder as the holder would otherwise be entitled, the Holder shall be entitled, at its option, to receive either (i) a cash payment equal to the excess of fair market value for such fractional Warrant Share above the Exercise Price for such fractional share (as determined in good faith by the Company) or (ii) a whole Warrant Share if the Holder tenders the Exercise Price for one whole share.

     No Rights as Shareholders. This Warrant does not entitle the Holder as a holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

     Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by Holder as the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of substantially identical form and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of Holder as the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

     Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation and reissuance, in lieu of this Warrant.

     Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

     Adjustments of Rights. The purchase price per Share and/or the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

          Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the Holder as the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which the Holder as the holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder as the holder of this Warrant after the merger or consolidation. This provision shall apply to successive mergers or consolidations.

          Reclassification, Recapitalization, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

          Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

          Common Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in shares of Common Stock, or make any other distribution with respect to Common Stock payable in shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

     Adjustment of Exercise Price for Dilutive Events. If and whenever on or after the date of this Warrant but on or prior to the date two years after the Form S-1 described in Section 17 is declared effective by the SEC, the Company issues, sells or grants shares of Common Stock, or in accordance with Section 11 below is deemed to have issued, sold or granted shares of Common Stock for consideration per share less than the Exercise Price (the "Dilutive Price") in effect immediately prior to the time of such issuance or sale (a "Dilutive Event"), then forthwith upon the occurrence of any such Dilutive Event the Exercise Price shall be reduced so that the Exercise Price in effect immediately following the Dilutive Event will equal the Dilutive Price; provided, however, that shares of Common Stock issued for consideration per share less than the Exercise Price shall not be taken into account under this Section 10 if such shares are issued in connection with: (i) the exercise of warrants and options outstanding as of the date of this Warrant, (ii) the issuance of options or warrants or the receipt of shares or exercise of such options or warrants with respect to employees and officers of the Company or its subsidiaries pursuant to the Company's 1997 Stock Option Plan (other than to Affiliates of the Company) or the 1999 Employee Stock Purchase Plan; (iii) the issuance of warrants or options and the receipt of stock on exercise of such options or warrants with respect to directors of the Company and up to 250,000 options or warrants to be issued to Consultants of the Company, (iv) reincorporation of the Company in Delaware, or (v) any merger, acquisition, bank financing or lending transaction approved by the Company's Board of Directors provided that no Affiliate of the Company is a party to such transactions.

     Issuance and Sale of Shares of Common Stock. For purposes of determining the adjusted Exercise Price pursuant to Section 10 above, the following events shall be deemed to be an issuance and sale of shares of Common Stock by the
Company:

          Issuance of Rights or Options. If (i) the Company, in any manner, hereafter grants any rights or options to subscribe for, or to purchase, shares of Common Stock, or any securities convertible into or exchangeable for any shares of Common Stock (such rights or options referred to herein as "Options" and such convertible or exchangeable securities referred to herein as "Convertible Securities") and (ii) the price per share of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities will be deemed to have been issued and sold by the Company for such lesser price per share. For the purposes of this Section 11 the "Price Per Share" is determined by dividing (i) the total amount, if any, received by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options (without taking into account potential anti-dilution adjustments or the terms of such investments). No further adjustment of the Exercise Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when shares of Common Stock are actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          Calculation of Consideration Received. If any Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor or the Price Per Unit, as the case may be, will be deemed to be the net amount received or to be received, respectively, by the Company therefor. In case any Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company or the non-cash portion of the Price Per Share, as the case may be, will be the fair market value of such consideration received or to be received, respectively, by the Company. If any Shares, Options or Convertible Securities are issued in connection with any merger in which the Company is the surviving Company, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving Company as is attributable to such Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and marketable securities will be determined by the Company.

          Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration of $.01.

          Upon the expiration or termination of any such Option or Convertible Security which has not been exercised in whole or in part, the Exercise Price shall be recomputed as if the Dilutive Event giving rise to such adjustment in the Exercise Price had never occurred and the Warrant Price and the number of Shares for which the Warrant is exercisable shall be recomputed to the extent that Holder has not exercised the Warrant (determined as if the unexercised part of the Warrant were the only portion of the Warrant issued to the Holder on the date hereof).

     Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to Sections 9 or 10 hereof, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole Share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

     Notice of Adjustments; Notices. Whenever the Exercise Price or number or type of securities issuable hereunder shall be adjusted pursuant to Sections 9, 10 or 12 hereof, the Company shall issue and provide to the Holder as the holder of this Warrant, within ten (10) days after the event requiring the adjustment, a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment.

     Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Illinois and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to the conflict of laws principles.

     Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder as the holder hereof.

     Notice. All notices hereunder shall be in writing and shall be effective
(a) on the day on which delivered if delivered personally or transmitted by telecopier with evidence of receipt, (b) one business day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (c) five business days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Holder set forth in the registry maintained by the Company pursuant to
Section 6, or at such other address and/or telecopy and/or to the attention of such other person as the Company or the Holder as the holder may designate by ten-day advance written notice. Any notice to the Company shall include a copy sent in the same manner as notices sent hereunder to Leslie J. Weiss, Sugar, Friedberg & Felsenthal, 30 N. LaSalle, Suite 2600, Chicago, IL 60602.

     Registration of the Shares; Compliance with the Securities Act.

     Registration Procedures and Expenses. The Company shall:

               prepare and file with the SEC as soon as possible, but no later than 90 days after the date first written above, a registration statement (a "Registration Statement") to enable the resale of the Shares by the Holder from time to time through public markets or in privately-negotiated transactions;

               use its best efforts, subject to receipt of necessary information from the Holder, to cause the Registration Statement to become effective within 150 days after the date first written above;

               use its best efforts to prepare and file with the SEC such amendments and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement current and effective for a period not exceeding, with respect to Holder's Shares, the earlier of (i) the date on which the Holder may sell all Shares then held by the Holder without restriction by the volume limitations of Rule 144(k) of the Securities Act, (ii) such time as all Shares held by Holder have been sold pursuant to a registration statement, or
                    (iii) five years from the date hereof.

               furnish to the Holder with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as the Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Holder, provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Holder shall be subject to the receipt by the Company of reasonable assurances from the Holder that the Holder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

               file documents required of the Company for normal blue sky clearance in states specified in writing by the Holder;

               bear all Company expenses in connection with the procedures in paragraph (a) through (e) of this Section 17.1 and Purchaser's legal fees of up to $25,000 under the Subscription Agreement of even date herewith and for all Holders of Warrants issued on the date hereof in the aggregate) and the registration of the Shares pursuant to the Registration Statement and the Purchasers shall pay any commissions, mark-ups, or similar selling expenses; and

               advise the Holder, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

     The Company understands that the Holder disclaims being an underwriter, but the Holder being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

     Transfer of Shares After Registration; Suspension.

               The Holder agrees that it will, except as contemplated in the Registration Statement referred to in Section 17.1, promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Holder or its plan of distribution.

               Except in the event that paragraph (c) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to each Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Holder copies of any documents filed pursuant to Section 17.2(b)(i); and (iii) inform each Holder that the Company has complied with its obligations in Section 17.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Holder to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Holder pursuant to
                    Section 17.2(b)(i) hereof when the amendment has become effective).

               Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of each Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in such Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Holder (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Holder will refrain from selling any Shares pursuant to such Registration Statement (a "Suspension") until the Holder's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 20 days after the delivery of a Suspension Notice to the Holder. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Holder, the Holder shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 17.2(c).

               Provided that a Suspension is not then in effect the Holder may sell Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to the Holder and to supply copies to any other parties requiring such Prospectuses.

     Indemnification. For the purpose of this Section 17.3:

               the term "Selling Stockholder" shall include the Holder and any affiliate of such Holder;

               the term "Registration Statement" shall include any final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in
                    Section 17.1; and

               the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in each Registration Statement, or (ii) any failure by the Company to fulfill any undertaking included in each Registration Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in
                    Section 17.2 hereof respecting sale of the Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder.

               The Holder agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs each Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in Section 17.2 hereof respecting sale of the Shares, or (ii) any untrue statement of a material fact contained in such Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Holder specifically for use in preparation of such Registration Statement, and the Holder will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that the Holder's obligation to indemnify the Company shall be limited to the net amount received by the Holder from the sale of the Shares.

               Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 17.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 17.3 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 17.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

               If the indemnification provided for in this Section 17.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holder on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or a Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d) Holder shall not be required to contribute any amount in excess of the amount by which the net amount received by Holder from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this
                    Section 17.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 17.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 17.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this
                    Section 17.3 and further agree not to attempt to assert any such defense.

     Termination of Conditions and Obligations. The conditions precedent imposed by this Section 17 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or Warrant Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

     Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Holder, the Company will furnish to the Holder:

               as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) its Annual Report on Form 10-K and (iii) its Quarterly Reports on Form 10-Q (the foregoing, in each case, excluding exhibits);

               upon the request of the Holder, all exhibits excluded by the parenthetical to subparagraph (a) of this Section 17.5 as filed with the SEC and all other information that is made available to shareholders; and

               upon the reasonable request of the Holder, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of the Holder, will meet with the Holder or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with any Holder until and unless the Holder shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

     Transfer. This Warrant may be transferred in whole or in part provided that the transferee is an "accredited investor" and that the transfer of the Warrant to such transferee, the issuance of the Warrant Shares to the transferee and the sale of the Warrant Shares by the transferee will not violate Section 5 of the Securities Act of 1933 or the registration requirements of any state securities laws.

     Entire Agreement. This Warrant and the form attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

     IN WITNESS WHEREOF, Ceco Environmental Corp. has caused this Warrant to be executed by its duly authorized officer.

Dated: December 31, 2001
                                          Ceco Environmental Corp.,
                                          a New York corporation


                                          By:
                                              --------------------------------
                                          Its:
                                              --------------------------------

                               NOTICE OF EXERCISE

To:      Ceco Environmental Corp.


     1. The undersigned hereby elects to purchase ________________ shares (the "Shares") of common stock $_________ par value of Ceco Environmental Corp. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant, together with an investment Representation Statement in form and substance satisfactory to legal counsel to the Company.

     2. The Shares to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal and state securities laws. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Shares. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.

     3. Please issue a certificate or certificates representing said Shares in the name of the undersigned.


                                           -----------------------------------

     4. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.




                                                     a)
                                                     b) Date  Signature




















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